UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): October 19, 2013

Virtus Oil & Gas Corp.

(Exact Name of Registrant as specified in its Charter)

______________________________________________________________________________

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gas Tower

555 West 5th Street, 31st Floor

Los Angeles, California 90013

(Address of principal executive offices)

Registrant’s telephone number, including area code:       (213) 533-4122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 19, 2013, Virtus Oil & Gas Corp. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Pioneer Oil and Gas (the “Seller”) pursuant to which the Company has agreed to purchase the Seller’s interest in two separate oil and gas leases issued by the Bureau of Land Management for the United States (the “BLM”), comprising 4,150 acres in Beaver County, Utah, for an aggregate purchase price of $460,000 (the “Purchase Price”). The Company has also agreed to assume all rental payments due on the leases. The Seller intends to convey to the Company a 100% working interest and an 80% net revenue interest in the leases. The Seller and certain other parties have retained an aggregate 20% overriding royalty interest in the leases. Both leases expire on January 1, 2017.

The Purchase Price is payable by the Company as follows: $30,000 on or before October 25, 2013, $30,000 on or before December 25, 2013, $100,000 on or before February 25, 2014, $100,000 on or before April 25, 2014, $100,000 on or before June 25, 2014 and $100,000 on or before August 25, 2014. If the Company fails to make a payment on time, the Purchase Agreement will terminate. The Company made the initial $30,000 payment on October 25, 2013. The leases will not be transferred to the Company until the Purchase Price has been paid in full; however, the Company is responsible for all lease payments beginning immediately. All payments made by the Company are non-refundable and will be forfeited to the Seller as liquidated damages if the Company does not pay the full purchase price to acquire the Leases.

Upon payment of the final installment of the Purchase Price and no later than September 15, 2014, the Company will file and record with the BLM and relevant county recorder office all of the paperwork necessary to assign the leases to the Company. The Seller represents and warrants that title to the leases will be free and clear of all liens, mortgages, encumbrances and other claims and further represents and warrants title to the leases against the claims of all persons claiming by or through the Seller.

In the event that the 1 Falcon Well currently being drilled by Falcon Exploration Company near the acreage subject to these leases is deemed a commercial well producing oil or natural gas in commercial quantities, the Purchase Agreement will automatically terminate and be rendered null and void. The Seller will retain the leases and will return all of the funds previously paid to the Company.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement dated October 19, 2013 by and between Virtus Oil & Gas Corp. and Pioneer Oil and Gas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS OIL & GAS CORP.

Date: October 30, 2013	By: /s/ Daniel M. Ferris
Daniel M. Ferris, President